UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2016

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3000 Clearview Way, San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On January 13, 2016, GoPro, Inc. ("the Company") issued a press release to announce certain preliminary unaudited financial results for its fourth quarter and year ended December 31, 2015.
A copy of the press release is furnished as Exhibit 99.1 to this report.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 2.05 Costs Associated with Exit or Disposal Activities
On January 12, 2016, the Company adopted a restructuring plan designed to better align the Company's resources to key growth initiatives that provides for a reduction in the Company's workforce of approximately 7%. The Company intends to reinvest savings in its most important priorities to drive growth.
Under the plan, the Company estimates it will incur aggregate restructuring expenses of approximately $5 million to $10 million in the first quarter of 2016, substantially all of which will be cash-based severance costs.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 13, 2016, the Company announced that Zander Lurie resigned from his role as Senior Vice President of GoPro Entertainment, effective January 15, 2016, and has been appointed to the Company’s Board of Directors (the “Board”), effective February 1, 2016.
There is no arrangement or understanding between Mr. Lurie and any other persons pursuant to which Mr. Lurie was elected as a director.
In connection with his appointment to the Board, Mr. Lurie will receive cash compensation of $17,260 which represents the pro-rated portion of the annual retainer for board membership in accordance with the Company’s non-employee director compensation policy approved by the Board in August 2015.  In addition Mr. Lurie shall receive a grant of stock options and restricted stock units under the Company’s 2014 Equity Incentive Plan (the “Plan”), each of which shall be pro-prated for Mr. Lurie’s service on the Board for the remainder of the year, in accordance with the non-employee director compensation policy described in the Company’s 2015 proxy statement, filed with Securities and Exchange Commission on April 27, 2015. Mr. Lurie will be eligible for additional grants under the Company’s non-employee compensation policy beginning at the Company’s 2016 annual meeting of shareholders.
Mr. Lurie has executed the Company’s standard form of indemnity agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 19, 2014.
Mr. Lurie’s original offer letter and change in control severance agreement with the Company will expire on its own terms as of the end of his employment with the Company on January 15, 2016.  Since January 1, 2015 through the end of his employment, Mr. Lurie will have received a total of $413,629 in salary and cash bonus.  Pursuant to his offer letter, in 2014, Mr. Lurie received grants of stock options and restricted stock units (“RSUs”) under the Plan. Fifteen thousand of those RSUs vested in November 2015.  In addition, in February 2015, Mr. Lurie received a long term incentive plan grant of 18,505 stock options and 8,940 RSUs under the Plan.
In November 2015, the Company granted 150,000 new stock options to Mr. Lurie under the Plan. As of Mr. Lurie’s termination of employment, all of the 2015 and 2014 stock option grants and the February 2015 RSU grant will have been unvested and cancelled.
In addition, in November 2015, the Company agreed to make additional restricted stock unit grants to Mr. Lurie upon the achievement of certain performance metrics related to GoPro Entertainment (“Performance-based Grants”).  As of Mr. Lurie’s termination of employment, the Company will no longer have any obligation to make the Performance-based Grants.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated January 13, 2016
Forward-looking Statements
This Form 8-K contains projections or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Form 8-K include, but are not limited to, estimates of employee headcount reductions, estimates of cash expenditures by the Company in connection with the restructuring plan and intentions to reinvest savings. These statements involve risks and uncertainties, and actual events or results may differ materially.  Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the Company’s ability to implement the restructuring in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the restructuring; risks associated with the Company’s ability to achieve the benefits of the restructuring; completion of quarter-end and annual financial reporting processes and review and the risks more fully described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated: January 13, 2016	By: /s/ Jack Lazar
Jack Lazar Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated January 13, 2016